Exhibit 99.1

Bruker Announces New Two-Year Share Repurchase Authorization of up to $500 Million; Board Declares Quarterly Dividend

BILLERICA, Massachusetts – May 15, 2023 – Bruker Corporation (Nasdaq: BRKR) today announced that on May 12, 2023, its Board of Directors approved a new share repurchase authorization for the purchase of up to $500 million of the Company’s common stock over a two-year period commencing on May 15, 2023.

The share repurchase authorization permits shares to be repurchased under open market purchases, accelerated share repurchases, or pursuant to trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The share repurchase authorization does not obligate the Company to repurchase any specific number of shares and may be suspended, modified or terminated at any time without prior notice.

“Bruker’s strong financial performance, outlook, and balance sheet continues to support a flexible capital allocation strategy with our goal of maximizing shareholder value creation over the long term,” said Gerald Herman, Executive Vice President and Chief Financial Officer of Bruker. “This new share repurchase authorization provides flexibility to selectively return capital to our shareholders while continuing to prioritize investments which enable innovation and sustainable growth over time, including in our high-growth, high-margin, Project Accelerate 2.0 initiatives.”

Bruker Corporation also announced that its Board of Directors approved payment of a quarterly cash dividend in the amount of $0.05 per share on the Company's common stock. The dividend will be paid on June 16, 2023 to stockholders of record as of June 1, 2023.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in life-science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial research, semiconductor metrology and cleantech applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our commitment to repurchasing our shares at any level in the future, the anticipated value of shares to be repurchased by us, the expected timing of such repurchases, the availability of funds for the repurchase of shares, management’s expectations for future financial and operational performance and business outlook, strategic investments, our Project Accelerate 2.0 initiatives and expected quarterly cash dividends in 2023. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risk and uncertainties relating to COVID-19, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2022, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com